                                                                    EXHIBIT 10.2

                                AMENDMENT TO THE
                     NATIONAL COMMERCE FINANCIAL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     THIS AMENDMENT to the National Commerce Financial Corporation Supplemental
Retirement Plan, as amended and restated effective August 1, 2001 (the "Plan"), is made on this 31st day of December 2004, on behalf of the primary sponsor.

                              W I T N E S S E T H:

     WHEREAS, SunTrust Banks, Inc. ("SunTrust"), as successor in interest to
National Commerce Financial Corporation ("NCFC"), became the Corporation under the Plan on October 1, 2004; and

     WHEREAS, pursuant to Section 8.1 of the Plan, the Corporation may amend any or all of the provisions of the Plan at any time; and

     WHEREAS, the Compensation Committee of the Board is responsible for oversight of the administration and operation of certain employee benefit plans maintained by SunTrust; and

     WHEREAS, the Compensation Committee has delegated authority to the Director of Human Resource, the Benefits Plan Committee and the Deferral Committee to
amend, terminate or merge employee benefit plans acquired in connection with a corporate merger or acquisition; and

     WHEREAS, the Deferral Committee adopted a resolution on December 16, 2004, approving the freeze of the Plan in order to coordinate the NCF benefits with the benefits provided by SunTrust.

     NOW, THEREFORE, the Human Resources Director has executed this Amendment on behalf of the Corporation.

     EXECUTED this 31st day of December, 2004.

SUNTRUST BANKS, INC.                        ATTEST

By: /s/ Mary Steele                         By: /s/ Margaret U. Hodson
    ----------------------------                --------------------------------
Title: Executive VP/HR Director             Title: Assistant Corporate Secretary

                                                                       EXHIBIT 1

                                AMENDMENT TO THE
                     NATIONAL COMMERCE FINANCIAL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                AS AMENDED AND RESTATED EFFECTIVE AUGUST 1, 2001

     The National Commerce Financial Corporation Retirement Plan, as amended and restated effective August 1, 2001, is further amended by adding the following paragraph to the Introduction, effective as of the close of business on December
31, 2004.

     Pursuant to the Agreement and Plan of Merger dated as of May 7, 2004, by and between National Commerce Financial Corporation ("NCF") and SunTrust
     Banks, Inc. ("SunTrust"), NCF was merged into and with SunTrust on October
     1, 2004. As a result of such merger, SunTrust has succeeded to the responsibilities of NCF and has become the primary sponsor under the Plan.
     Accordingly, on and after October 1, 2004, each reference to the
     Corporation shall be a reference to SunTrust.

     Effective as of the close of business on December 31, 2004, the Plan is frozen as to new Participants and frozen as to benefit accruals for current
     Participants. Therefore, the benefit of each Participant who is not in pay status as of December 31, 2004, shall be determined and frozen as of
     December 31, 2004 and any changes occurring after 2004, such as changes in
     "Compensation" or "Final Average Monthly Compensation" or Credited Service
     shall be disregarded.